As filed with the Securities and Exchange Commission on November 13, 2014

Registration No. 333-158080

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT NO. 333-158080

UNDER
THE SECURITIES ACT OF 1933

AFFYMAX, INC.
(Exact name of registrant as specified in its charter)

Delaware        77-0579396
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)

19200 Stevens Creek Blvd. Suite 240
Cupertino, CA 94304
(650) 812-8700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Richard M. Brenner
Chief Executive Officer
Affymax, Inc.
19200 Stevens Creek Blvd. Suite 240
Cupertino, CA 94304
(650) 812-8700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Glen Y. Sato, Esq.
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
(650) 843-5000

Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration any and all securities that remain unsold under Registration Statement No. 333-158080

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registrationfffee
N/A	N/A	N/A	N/A	N/A

EXPLANATORY NOTE
Affymax, Inc. (the “Company”) is hereby filing this Post-Effective Amendment to the Company’s registration statement on Form S-3 (Registration No. 333-158080) (the “Registration Statement”) to remove from registration all securities of the Company that remain unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on November 13, 2014.

AFFYMAX, INC.
By: /s/ Richard M. Brenner
Richard M. Brenner
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies this Post Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard M. Brenner Richard M. Brenner	Chief Executive Officer and Member of the Board of Directors	November 13, 2014
/s /Mark G. Thompson	Chief Financial Officer	November 13, 2014
Mark G. Thompson

/s/ Hollings C. Renton Hollings C. Renton	Member of the Board of Directors	November 13, 2014

/s/ John A. Orwin John A. Orwin	Member of the Board of Directors	November 13, 2014

/s/ John P. Walker John P. Walker	Member of the Board of Directors	November 13, 2014

/s/ Christine van Heek Christine van Heek	Member of the Board of Directors	November 13, 2014